UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2021

TEMIR CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-213996	98-1321204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Temir Corp.

Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong

Tel: 852 2852 7388

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TMRR	OTC Markets

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2021, Temir Corp. (the “Company”), Hainan Qicheng Asset Management Joint Stock Company (“Hainan”) and Temir Logistics Industrial Park Limited, a wholly owned subsidiary of the Company, entered into a Sale and Purchase Agreement, whereby the Company shall issue 930,233 shares of the Company at a price of $21.5 per share, in exchange of 10% shareholding in Bac Giang International Logistics Co., Ltd. The foregoing description of the Sale and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.1	Sale and Purchase Agreement dated May 20, 2021 by and among Temir Corp., Hainan Qicheng Asset Management Joint Stock Company and Temir Logistics Industrial Park Limited.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMIR CORP.

Dated: May 25, 2021	By:	/s/ Roy Chan
	Name:	Roy Chan
	Title:	President (principal executive officer)

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